UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2016

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)      The information with respect to the resignation of Dr. Miesowicz contained in Item 8.01 below is incorporated herein by reference thereto.

Item 8.01	Other Items.

On April 19, 2016, Argos Therapeutics, Inc. (the “Company”) announced a workforce action plan designed to streamline operations and reduce the Company’s operating expenses. Under this plan, the Company plans to reduce its workforce by 18 employees (or 13%). The Company expects that the workforce reduction will be substantially complete by the end of April 2016, after which the Company will have 117 employees. The Company anticipates incurring approximately $0.4 million in total costs associated with the workforce reduction and that such costs will be incurred over the second and third quarters of 2016. Additionally, the Company expects to recognize non-cash stock-based compensation related to the acceleration of vesting of options in connection with the workforce reduction. The Company expects that the workforce reductions will decrease its annual operating costs by $2.3 million. The Company does not expect the workforce action plan to have any impact on the expected timeline for its Phase 3 ADAPT trial.

In addition, on April 15, 2016, Fred Miesowicz, the Company’s Chief Operating Officer, notified the Company of his intention to resign from that position effective as of April 22, 2016. The Company expects to enter into a consulting arrangement with Dr. Miesowicz that will continue through mid-2017, when Dr. Miesowicz expects to retire. However, the terms of his engagement have not been finalized.

Any statements in this Form 8-K about the Company’s future expectations, plans and prospects, including statements regarding the expected cost of the Company’s workforce action plan, the timing of the completion of the plan and the anticipated cost savings associated with the plan,and other statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “may,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to implement the workforce reductions; possible changes in the size and components of the expected costs and charges associated with the plan; and risks associated with the Company’s ability to achieve the benefits of the planned workforce reduction; and other factors discussed in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

	By:	/s/ Jeffrey D. Abbey
	Name:	Jeffrey D. Abbey
	Title:	President and Chief Executive Officer

DATED: April 19, 2016